UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2025

MFA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13991	13-3974868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Vanderbilt Avenue, 48th Floor
New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 207-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	MFA	New York Stock Exchange
7.50% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share	MFA/PB	New York Stock Exchange
6.50% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share	MFA/PC	New York Stock Exchange
8.875% Senior Notes due 2029	MFAN	New York Stock Exchange
9.000% Senior Notes due 2029	MFAO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans

On October 30, 2025, MFA Financial, Inc. (the “Company”) delivered to its directors and executive officers (collectively, the “Covered Persons”) a notice (the “Blackout Period Notice”) pursuant to Rule 104(b)(2)(i) of Regulation BTR adopted by the Securities and Exchange Commission, which informed the Covered Persons of upcoming restrictions on the trading of the Company’s common stock (the “Common Stock”) and the Company’s 7.50% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred”) due to a planned “blackout period” relating to the MFA Financial, Inc. 401(k) Savings Plan (the “Plan”).

The blackout period under the Plan is being imposed in connection with the removal of each of the Common Stock and the Series B Preferred as investment options under the Plan and the liquidation of shares of Common Stock and Series B Preferred held in the Plan at the time of the blackout period. The blackout period will begin at 4:00 p.m. Eastern Time on December 1, 2025, and it is expected to end following the close of business on December 5, 2025.

During the blackout period, participants in the Plan will be unable to execute any transactions involving either the Common Stock or the Series B Preferred in their Plan accounts, including transactions involving exchanges in and/or out of the Common Stock and the Series B Preferred and distributions involving the Common Stock and the Series B Preferred. In addition, during the blackout period, participants in the Plan will be unable to direct or diversify the assets that had been invested in the Common Stock and/or the Series B Preferred at the start of the blackout period.

While the blackout period is in effect, the Covered Persons (and their immediate family members who share their residence) will be prohibited from, directly or indirectly, engaging in any purchase, sale, transfer, acquisition, or disposition of any shares of Common Stock and/or Series B Preferred, including any options or other derivative securities with respect to any of these securities, subject to limited exclusions and exemptions.  These restrictions apply whether or not the Covered Person is a participant in, or is eligible to participate in, the Plan. The Company will advise the Covered Persons if the blackout period ends earlier or later than the specified date and time.

Inquiries regarding the blackout period may be directed to Hal Schwartz, Senior Vice President and General Counsel of the Company, by telephone at 212-207-6400 or in writing at c/o MFA Financial, Inc., One Vanderbilt Avenue, 48th Floor, New York, New York 10017. A copy of the Blackout Period Notice is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

99.1	Notice of Blackout Period to Directors and Executive Officers of MFA Financial, Inc., dated October 30, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MFA FINANCIAL, INC.
(REGISTRANT)

By:	/s/ Harold E. Schwartz
Name: Harold E. Schwartz
Title: Senior Vice President and General Counsel

Date: October 30, 2025

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice of Blackout Period to Executive Officers and Directors of MFA Financial, Inc., dated October 30, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL).